Exhibit 99.1

Old Point Financial Corporation to Acquire Citizens National Bank

HAMPTON, VA AND WINDSOR, VA -- October 30, 2017 – Old Point Financial Corporation (Nasdaq Global Market: OPOF) (“Old Point”) and Citizens National Bank (OTC Pink: CNBV) (“Citizens National”) jointly announced today that they have entered into a definitive merger agreement pursuant to which Old Point will acquire Citizens National in a stock and cash transaction for total consideration valued at approximately $7.9 million. Upon the closing of the transaction, Citizens National will merge into The Old Point National Bank of Phoebus, a wholly-owned subsidiary of Old Point. The transaction has been unanimously approved by the boards of directors of both institutions. The transaction is expected to be completed in first quarter 2018, subject to the approval of Citizens National shareholders as well as customary regulatory approvals and other closing conditions.

“We believe this to be a strategic transaction which expands our market position in Isle of Wight County, an area with compelling customer demographics and solid growth potential,” said Robert F. Shuford, Jr., Old Point National Bank President and CEO. “In addition, this transaction will further strengthen our balance sheet by diversifying our loan portfolio and accelerating our lending activity in the Southside region of our footprint. Importantly, we expect the transaction to be immediately accretive to Old Point’s earnings per share and tangible book value. Also, Old Point’s regulatory capital levels will remain very strong, enabling Old Point to continue to evaluate all appropriate growth opportunities.”

“Our board of directors is looking forward to joining forces with Old Point and considers this transaction to be an excellent opportunity for our shareholders as well as our customers,” said Jeffrey H. Noblin, Citizens National President and CEO. “We believe our shareholders will benefit from ownership in a growing financial institution whose stock enjoys added liquidity, which comes from trading on a more accessible exchange. We also believe our customers will realize the advantages inherent with a larger bank, including enhanced product variety and financial strength, while at the same time maintaining a very customer-focused approach to business.”

Under the terms of the merger agreement, Citizens National shareholders will receive 0.1041 shares of Old Point common stock and $2.19 in cash for each outstanding share of Citizens National common stock. The transaction’s implied value is $5.47 per share of Citizens National common stock, or approximately $7.9 million in aggregate deal value, based on a volume-weighted average price of $31.48 for Old Point common stock for the three trading days ended October 27, 2017.  This deal value equates to approximately 100% of Citizen National’s tangible book value as of June 30, 2017.

Citizens National Bank is headquartered in Windsor, Virginia and serves its customers and communities through one full-service location. Citizens National has assets of approximately $48 million, loans of approximately $41 million and deposits of approximately $40 million as of June 30, 2017.  Following the merger, Old Point is expected to have approximately $1.0 billion in assets with 19 branches located in the Hampton Roads localities of Hampton, Newport News, Norfolk, Virginia Beach Chesapeake, Williamsburg, York County and Isle of Wight County.

Following the closing of the merger, the Old Point Southside Regional Advisory Board will add two members from the current Board of Directors of Citizens National.

Keefe, Bruyette and Woods, Inc. is acting as the financial advisor to Old Point, and Troutman Sanders LLP is acting as its legal advisor in the transaction. Performance Trust Capital Partners, LLC is acting as financial advisor to Citizens National, and Williams Mullen is acting as its legal advisor in the transaction.

About Old Point

Old Point Financial Corporation is the parent company of The Old Point National Bank of Phoebus, a locally owned and managed community bank serving all of Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. More information can be found at www.oldpoint.com.

About Citizens National

Citizens National Bank is a nationally chartered community bank headquartered in Windsor, Virginia serving the County of Isle of Wight, the Cities of Franklin and Suffolk, and portions of Southampton, Surry and Sussex Counties with one full service branch. More information can be found at www.cnbva.com.

Additional Information and Where to Find It

In connection with the proposed merger, Old Point will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of Old Point common stock to be issued to the shareholders of Citizens National. The registration statement will include a proxy statement of Citizens National and a prospectus of Old Point. A definitive proxy statement/prospectus will be sent to the shareholders of Citizens National seeking their approval of the merger and related matters. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and shareholders of Old Point and Citizens National are urged to read carefully the entire registration statement and proxy statement/prospectus when they become available, including any amendments thereto, and any other relevant documents to be filed with the SEC in connection with the proposed transaction, because they will contain important information about Old Point, Citizens National and the proposed transaction. Free copies of these documents may be obtained as described below.

Investors and shareholders of both companies are urged to review carefully and consider all public filings by Old Point with the SEC, including but not limited to its Annual Reports on Form 10-K, proxy statements, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors and shareholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the proxy statement/prospectus and other documents filed with the SEC by Old Point, when available, also may be obtained by directing a request by telephone or mail to Old Point Financial Corporation, 101 East Queen Street, Hampton, Virginia 23669, Attention: Jeffrey W. Farrar (telephone: (757) 728-1248), or by accessing Old Point’s website at www.oldpoint.com under “Investor Relations.” Free copies of the proxy statement/prospectus, when available, also may be obtained by directing a request by telephone or mail to Citizens National Bank, 11407 Windsor Boulevard, Windsor, Virginia 23487, Attention: Elizabeth T. Beale (telephone: (757) 242-4422). The information on Old Point’s website is not, and shall not be deemed to be, a part of this press release or incorporated into other filings Old Point makes with the SEC.

Old Point and Citizens National and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Citizens National in connection with the merger. Information regarding these participants and other persons who may be deemed participants in the merger, and their interests, may be obtained by reading the proxy statement/prospectus regarding the merger when it becomes available. Additional information about the directors and executive officers of Old Point is set forth in the proxy statement for Old Point’s 2017 annual meeting of shareholders filed with the SEC on April 13, 2017.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, are based on certain assumptions as of the time they are made, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Old Point or Citizens National or their management about future events. Such statements include statements as to the anticipated benefits of the merger, including future financial and operating results, as well as other statements regarding the merger. Although each of Old Point and Citizens National believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of Old Point or Citizens National will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to: (1) Citizens National may not be integrated successfully into Old Point or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected timeframe; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, tax rates, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury, Office of the Comptroller of Currency and the Board of Governors of the Federal Reserve System; the quality and composition of the loan and securities portfolios; demand for loan products; the level of net charge-offs on loans; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; reliance on third parties for key services; the companies’ ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines; and (7) other risk factors detailed from time to time in filings made by Old Point with the SEC. Forward-looking statements speak only as of the date they are made and Old Point and Citizens National undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.